Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of B2Gold Corp. of our report dated February 22, 2023 relating to the consolidated financial statements and effectiveness of internal control over financial reporting of B2Gold Corp., which appears in Exhibit 99.2 of B2Gold Corp.'s Annual Report on Form 40-F for the year ended December 31, 2022.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

August 28, 2023